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                        [LETTERHEAD OF WINSTON & STRAWN]


                                                 February 5, 1999



SFX Entertainment, Inc.
650 Madison Avenue
16th Floor
New York, New York  10022

                  Re:      Registration Statement on Form S-1
                           of SFX Entertainment, Inc. (No. 333-71175)
                           (the "Registration Statement")
                           -------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to SFX Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-1 of the offer and sale (the "Offering") of 4,000,000 shares (the "Firm Shares") of Class A Common Stock of the Company, par value $.01 per share (the "Class A Common Stock"), and up to an additional 600,000 shares of Class A Common Stock (the "Option Shares" and, together with the Firm Shares, the "Shares") that the underwriters named in the Registration Statement (as defined below) have an option to purchase from the Company solely to cover over-allotments.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of, as currently in effect (i) the Registration Statement relating to the Shares as filed with the Securities and Exchange Commission (the "Commission") on January 26, 1999 under the Act, as amended by Amendment No. 1 thereto filed with the Commission on January 29, 1999 and amended by Amendment No. 2 thereto filed with the Commission on February 5, 1999 (as so amended, the "Registration Statement"), (ii) the United States preliminary prospectus dated January 29, 1999 relating to the offering, (iii) the International preliminary prospectus dated January 29, 1999 relating to the offering, (iv) the Amended and Restated Certificate of Incorporation of the Company, (v) the By-laws of the Company, (vi) the form of the U.S. Underwriting Agreement to be entered into by the Company, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, SG Cowen Securities Corporation and Prudential Securities Incorporated (the "U.S. Underwriting Agreement"),

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SFX Entertainment, Inc.
February 5, 1999
Page 2


(vii) the form of the International Underwriting Agreement to be entered into by the Company, SG Cowen International L.P., Bear, Stearns International Limited, Lehman Brothers International (Europe), Morgan Stanley & Co. International Limited and Prudential-Bache Securities (U.K.) Inc. (the "International Underwriting Agreement," and together with the U.S. Underwriting Agreement, the "Underwriting Agreements") and (viii) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Shares and the filing of the Registration Statement (the "Board Resolutions"). We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in accordance with the provisions of the Underwriting Agreements following approval thereof by the Special Committee of the Board of Directors of the Company referred to in the Board Resolutions, shall be legally issued, fully paid and non-assessable.

         We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectuses included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                                              Very truly yours,
                                                          /s/ Winston &  Strawn
                                                              Winston &  Strawn